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                                                                   EXHIBIT 10.46

                                 LOAN AGREEMENT


         THIS AGREEMENT is made this 22nd day of December, 1998, between RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, whose address is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 (hereinafter called "Borrower"), and NBD BANK, a Michigan banking corporation, whose address is 611 Woodward Avenue, Detroit, Michigan 48226 (hereinafter called "Lender").

         The following is a recital of the facts underlying this Agreement:

         The purpose of this facility is to provide partial construction financing for a shopping center development on certain real estate located in Oakland County, Michigan (hereinafter called "Site") which Site is described in Exhibit A attached hereto and is sometimes hereinafter called "Premises" or "Project".

         Borrower has applied to Lender for a loan for the purpose of providing funds for the construction described above. Lender desires to make said loan to Borrower, and Borrower desires to borrow said money from Lender, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants and agreements of the parties, Borrower and Lender agree as follows:

         1    DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Appraisal" shall mean an Appraisal of the Project prepared by an appraiser approved by Lender in form and substance acceptable to Lender.

         1.2 "Appraised Value" shall mean the value of the Project as determined by Lender, in its discretion, based upon the Appraisal.

         1.3 "Assignment of Leases" shall mean the Assignment of Leases executed by Borrower and delivered to Lender on even date, as it may be amended, restated or replaced from time to time.

         1.4 "Base LIBOR Rate" shall mean, with respect to a LIBOR Borrowing for a LIBOR Interest Period, the rate at which deposits in U.S. Dollars are offered to Lender by first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such LIBOR Interest Period, with a maturity approximately equal to such LIBOR Interest Period and in an amount approximately equal to the amount of such LIBOR Borrowing.

         1.5 Each "Basis Point" shall mean one one-hundredth of one (1/100%) percent per annum.

         1.6 "Borrowing" or "Loan Advance" shall mean an advance of all or any portion of the Loan.

         1.7 "Borrowing and Rate Selection Notice" shall mean a written, telex or telephonic notice by Borrower to Lender specifying:

              (1)  that Borrower wishes to make a Borrowing;

              (2) the amount thereof and the rate option or options applicable to the whole or designated portions;

              (3)  the Effective Date of the selection of the Rate; and

              (4)  the Interest Period applicable to each Borrowing.

         1.8 "Business Day" shall mean with respect to borrowing, payment or rate selection of LIBOR Borrowings, a day on which banks, generally, are open for business in Detroit and on which dealings in U.S. Dollars are carried on in the London interbank market.

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         1.9  "Completion Date" shall mean the Maturity Date of the Construction
Note.

         1.10 "Construction Loan" shall mean the loan evidenced by the Construction Note.

         1.11 "Construction Note" shall mean the Construction Note in the original principal amount of Fourteen Million ($14,000,000.00) Dollars, executed by Borrower and delivered to Lender on even date, as it may be amended, restated or replaced from time to time.

         1.12 "Conversion Date" shall mean the earlier of (i) the date of the final advance, or (ii) the Maturity Date of the Construction Note.

         1.13 "Cost Budget" shall mean a budget attached as Exhibit B, which Borrower certifies as true and correct for the development and construction costs for the Project.

         1.14 "Debt Service Coverage Ratio" shall mean Net Operating Income divided by principal and interest debt service.

         1.15 "Effective Date" shall mean any future Business Day designated by Borrower in a Borrowing and Rate Selection Notice or in a Prepayment Notice as the date such borrowing and rate selection or such prepayment shall become effective.

         1.16 "Effective Rate" shall mean the Prime Rate.

         1.17 "Fixed Rate" shall mean a fixed rate of interest negotiated by the parties for the Term Note.

         1.18 "Guarantor" shall mean Ramco-Gershenson Properties Trust.

         1.19 "Guaranty" shall mean the Guaranty executed by Guarantor and delivered to Lender on even date, as it may be amended, restated or replaced from time-to-time.

         1.20 "Improvements" shall mean the Site development and the construction of the shopping center and related amenities and improvements in accordance with the Plans and Specifications.

         1.21 "Interest Period" shall mean a LIBOR Interest Period.

         1.22 "LIBOR Borrowing" shall mean that portion of any Borrowing at the time a LIBOR Rate is applicable, under Section 2.5.

         1.23 "LIBOR Interest Period" shall mean, with respect to a LIBOR Borrowing, a period of thirty (30), sixty (60), ninety (90), or one-hundred eighty (180) days, to the extent LIBOR Borrowings of such or similar periods are available, commencing on a Business Day and selected by Borrower in its Borrowing and Rate Selection Notice. If any LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day.

         1.24 "LIBOR Rate" shall mean, with respect to a LIBOR Borrowing and a LIBOR Interest Period, the sum of:

              (1)  the quotient of:

                   (a) the Base LIBOR Rate applicable to that LIBOR Interest Period, divided by

                   (b) one (1) minus the Reserve Requirement (expressed as a decimal) applicable to that LIBOR Interest Period; plus





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              (2)  One hundred eighty-five (185) Basis Points per annum.

              The LIBOR Rate shall be rounded, if necessary, to the next higher one one-hundredth of one (1/100%) percent.

         1.25 "Loan" shall mean the facility provided for under this Loan Agreement and evidenced by the Note (the Construction Loan and Term Loan).

         1.26 "Loan Amount" shall mean Fourteen Million ($14,000,000.00)
Dollars.

         1.27 "Loan Documents" shall mean this Loan Agreement, the Construction Note, the Term Note, the Mortgage, the Assignment of Leases, the Security Agreement, and all accompanying financing statements, and the Guaranty, as these documents may be amended, restated or replaced from time to time, together with each and every other document now or hereafter evidencing, securing or executed in conjunction with the Loan.

         1.28 "Maturity Date" shall mean eighteen (18) months from the date of this Agreement for the Construction Note, and if the Construction Note is converted to a Term Note in accordance with this Agreement, the Maturity Date for the Term Note shall mean twenty-four (24) months from the Conversion Date.

         1.29 "Minimum Notice Period" shall mean receipt of notice no later than:

              (1) 11:00 a.m. (Detroit time) on the Effective Date of a Prime Rate Borrowing or a rate selection relating thereto; and

              (2) 11:00 a.m. (Detroit time) four (4) Business Days before the Effective Date of a LIBOR Rate Borrowing and the rate selection relating thereto.

         1.30 "Mortgage" shall mean the Mortgage executed by Borrower and delivered to Lender on even date, as it may be amended, restated or replaced from time to time.

         1.31 "Net Operating Income" shall mean gross receipts and all other income, less Operating Expenses.

         1.32 "Note" shall mean the Construction Note and/or the Term Note, as the context requires.

         1.33 "Operating Expenses" shall mean expenditures of all kinds made with respect to operation of the Premises in the normal course of business, including but not limited to, expenditures for taxes, insurance, repairs, replacements, maintenance, management fees, advertising expenses, salaries and wages, and utility payments and amounts equal to Seven ($0.07) Cents per square foot for capital reserves, but expressly exclusive of (i) any debt service on the Loan, (ii) depreciation, amortization and other non-cash expenditures, and
(iii) capital expenditures.

         1.34 "Phase I Environmental Report" shall mean a Phase I Environmental Site Assessment Report, in form and substance satisfactory to Lender.

         1.35 "Plans and Specifications" shall mean the plans and specifications pertaining to the construction of the Improvements identified on Exhibit C, as they may be amended in accordance with the terms of this Loan Agreement.

         1.36 "Premises" shall mean the Site.

         1.37 "Prepayment Notice" shall mean a written, telex or telephonic notice by Borrower to Lender in accordance with Section 2.9, specifying the amount of principal to be prepaid and the Effective Date of such prepayment.

         1.38 "Prime Rate" shall mean a rate of interest per annum equal to the prime rate of interest as publicly announced by Lender from time to time, adjusting and changing when and as the prime rate changes, which rate may not be the lowest rate charged by Lender.


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         1.39 "Prime Rate Borrowing" shall mean that portion of the Loan outstanding at any time that the Effective Rate is applicable.

         1.40 "Project" shall mean the Site and all Improvements constructed or to be constructed thereon.

         1.41 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         1.42 "Reserve Requirement" shall mean, with respect to a LIBOR Interest Period, the daily average during such LIBOR Interest Period of the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such LIBOR Interest Period) which may be imposed on Lender under Regulation D in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which consist of or include deposits by reference to which the interest rate on LIBOR loans is determined or any category of extensions of credit or other assets which consists of or includes loans by any non-United States office of Lender to United States residents).

         1.43 "Security Agreement" shall mean the Security Agreement executed by Borrower and delivered to Lender on even date, as it may be amended, restated or replaced from time to time.

         1.44 "Site" shall mean the real property upon which the Improvements shall be constructed, as more particularly described in Exhibit A.

         1.45 "Survey" shall mean an ALTA/ACSM mortgage survey otherwise conforming to requirements set forth in Section 4.1(l).

         1.46 "Term Loan" shall mean the loan evidenced by the Term Note.

         1.47 "Term Note" shall mean the promissory note to be executed by Borrower and delivered to Lender in the form attached as Exhibit D-1 or D-2 if the requirements for conversion under Section 13 of this Agreement have been satisfied.

         2.   COMMITMENT TO LEND, BORROWINGS AND CONDITIONS OF LENDING

         2.1 Agreement to Lend. Lender agrees, subject to the terms and conditions set forth in this Agreement, to advance to Borrower, from time to time, from and after the effective date of this Agreement, sums not to exceed, in the aggregate at any one time outstanding, the Loan Amount. The sums shall be repaid, together with interest and certain costs and charges which may be incurred by Lender, all as set forth in the Note.

         2.2 The Note and Other Loan Documents. All Borrowings under this Agreement shall be evidenced by, secured, and repaid pursuant to the Note and by the other Loan Documents, which shall be executed and delivered by Borrower simultaneously upon the execution of this Agreement (except the Term Note which shall be executed and delivered under the terms of this Loan Agreement).

         2.3 Limitation on Borrowings. Anything herein to the contrary notwithstanding, Loan Advances shall be limited to the amounts as Borrower is eligible to receive under and upon compliance with, the conditions of Section 4.

         2.4 Rate. The outstanding principal balance due under the Construction Note shall bear interest at the Effective Rate, unless the LIBOR Rate is selected by Borrower as provided in Section 2.5. The outstanding principal balance due under the Term Note shall bear interest at the Prime Rate unless a Fixed Rate or the LIBOR Rate is selected by Borrower.

         2.5 Selection of LIBOR Rate. Subject to the terms and conditions of this Agreement, with respect to the Construction Note, Borrower may elect once per month, which shall be at the time when the monthly advance is made if an advance is made during such month, to have interest accrue and be payable at the LIBOR Rate and for a LIBOR Interest


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Period selected by Borrower as provided in this Agreement for any new Borrowing or any Borrowing made upon expiration of the Interest Period by giving Lender a Borrowing and Rate Selection Notice of not less than the applicable Minimum Notice Period. Borrower may request Lender to provide a LIBOR Rate quote, but the quotation shall only remain available for a period of thirty (30) minutes. The unpaid principal amount of each LIBOR Borrowing shall bear interest from and including the first day of the applicable Interest Period, but not including, the last day of such Interest Period at the rate of interest applicable to the Borrowing. During the Interest Period, the rate of interest applicable to the Borrowing shall not be changed. If, at the end of an Interest Period for an outstanding LIBOR Borrowing, Borrower fails to extend the option by giving a new Borrowing and Rate Selection Notice as to the Borrowing, then the Borrowing shall bear interest at the Effective Rate on and after the last day of the Interest Period until paid or until the Effective Date of a new LIBOR Rate which is selected by Borrower in accordance with this section. This provision shall also apply to the Term Note except LIBOR Borrowings must apply to the entire outstanding principal balance.

         2.6 Limitation on Selection of LIBOR Rate. Borrower shall not have the right to make a LIBOR Rate election of any Interest Period extending beyond the Maturity Date of the Construction Note or the Term Note, as the case may be. In addition, Borrower shall not have the right to make a LIBOR Rate election for LIBOR Borrowings in any amount less than Five Hundred Thousand ($500,000.00) Dollars for the Construction Note and the full principal balance for the Term Note.

         2.7 Interest Basis and Payment Dates. Interest on the outstanding principal balance of the Loan shall be calculated on the basis of the actual number of days elapsed over a three hundred sixty (360) day year. The interest rate payable on Prime Rate Borrowings shall change when and as the Prime Rate changes. Interest accrued on all Prime Rate Borrowings, Fixed Rate Borrowings and LIBOR Borrowings shall be payable monthly on the first day of each calendar month beginning on the first day of the first month following the date of the first disbursement under the Construction Note. Interest shall be payable for the day on which a Borrowing is made, but not for the day of any payment on the amount paid.

         2.8 Method of Payment. All principal payments and any interest paid on the Maturity Date (defined in the Note) shall be made in immediately available funds to Lender at the place specified by Lender by 12:00 noon (Detroit time) on the date when due, and all interim interest payments due under the Note and fees due may be paid by Borrower's check or draft.

         2.9 Prepayment. Borrower may, from time to time and without penalty, pay all, or any part of the principal, of the Prime Rate Borrowings at any time outstanding before maturity by paying, in addition to the principal amount of the payment, all interest accrued on the amount of such prepayment to the date thereof. Fixed Rate Borrowings may be prepaid in accordance with Section 13 of this Loan Agreement. LIBOR Borrowings may not be prepaid before the last day of the applicable Interest Period unless:

         (1)  the Borrowings are subject to either Sections 2.10 or 2.11; and

         (2) all sums described in Sections 2.10 and 2.11 are paid by Borrower to Lender.

         2.10 Failure to Pay or Borrow on Certain Dates. If (i) any payment of a LIBOR Borrowing occurs on a date which is not the last day of an applicable Interest Period, or (ii) a LIBOR Borrowing is not made on the date specified in a Borrowing and Rate Selection Notice for any reason other than default by Lender, Borrower will indemnify Lender for any loss, costs or penalties reasonably incurred by it resulting therefrom, including, without limitation, any prepayment costs or penalties or loss in liquidating or employing deposits acquired or required to fund or maintain the LIBOR Borrowing.

         2.11 Yield Protection. If either:

         (1) there is any change (including, but not limited to, any change by way of imposition of increased Reserve Requirement) of or in the official interpretation of any existing or future law, rule, regulation or directive, whether or not having the force of law; or



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         (2)  the compliance by Lender with any guidelines or requests from any central bank or other governmental authority, whether or not having the force of law, shall in the reasonable judgment of Lender's counsel result in any increase in the cost to Lender of making, funding or maintaining Eurodollar Advances (LIBOR Borrowings), then, within fifteen (15) days of demand by Lender, Borrower shall pay as additional interest the increased costs or the amount of reduction in the amount received by Lender which Lender reasonably determines is attributable to making, funding and maintaining the LIBOR Borrowings, or if such increased costs would cause the Loan to violate Michigan's criminal usury laws, Lender may, at its option, without complying with Article 24 of the Mortgage, waive the portion of the costs which would be violative of the criminal usury law or immediately terminate Borrower's right to elect LIBOR Rate Borrowings.

         2.12 Certificates; Survival of Indemnity. A certificate of Lender as to the amount of payment or additional interest due under Sections 2.10 and 2.11 shall be rebuttably presumed to be correct in the absence of manifest error, and Borrower shall pay Lender during the pendency of any dispute all amounts specified in such certificate. Lender will, on request, provide evidence supporting the certificate. Determination of amounts payable under Sections 2.10 and 2.11 in connection with a LIBOR Borrowing shall be calculated as though Lender funded the LIBOR Borrowing through the purchase of a deposit of the type, maturity and amount corresponding to the deposit used as a reference in determining the amount payable which is applicable to the Borrowing. Unless otherwise provided in this Agreement, the amount specified in the certificate shall be payable five (5) Business Days after Lender's mailing of the certificate by certified mail. The obligations under Sections 2.10 and 2.11 shall survive payment of the Loan and termination of this Agreement.

         2.13 Availability of Interest Rate. If and as long as Lender, in its sole discretion, determines, and notifies Borrower, that:

         (1) Lender is unable to obtain deposits in U.S. dollars in the London interbank market; or

         (2) maintenance of Eurodollar advances (LIBOR Borrowings) would violate any applicable law, rule, regulation or directive, whether or not having the force of law; then Lender may suspend the availability of the LIBOR Rate and LIBOR Borrowings with respect to all Borrowings and require all outstanding Borrowings under a LIBOR Rate to be converted to Prime Rate Borrowings.

         2.14 Telephonic Notices. Lender is authorized to extend Borrowings and effect rate selection choices based on telephonic Borrowing and Rate Selection Notices made by any person Lender, in good faith, believes to be an authorized agent acting on behalf of Borrower. Borrower agrees to confirm to Lender promptly any telephonic Borrowing and Rate Selection Notice in writing signed by an authorized agent. If the written confirmation differs in any material respect from the action taken by Lender, the records of Lender shall govern, absent manifest error.

         2.15 Conditions of Lending. Lender shall not be obligated to lend or make any Loan Advances at any time unless:

         (1)  all of the conditions for receipt of Loan Advances set forth in
              Section 4 have been fulfilled; and

         (2) no uncured default under any of the Loan Documents then exists, and no event which might become a default after the lapse of time or the giving of notice, or both, has occurred and is continuing or shall exist upon the disbursement of such advance, provided that Lender shall not unreasonably exercise its right to refuse to make advances because of conditions which have not yet ripened into defaults.

         2.16 Designation of Agent. Borrower designates Dennis Gershenson as its agent for purposes of delivery of all notices required or permitted to be given pursuant to this Agreement and for purposes of execution and/or certification, on behalf of Borrower, of all documents required to be executed and/or certified on behalf of Borrower in conjunction with all requests for advances under this Agreement, and any such notice delivered by or document executed and/or certified by the said agent shall be fully binding upon Borrower.



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         3.   CONSTRUCTION, COSTS AND FEES

         3.1 Construction. Borrower shall, at its expense, construct or cause to be constructed upon the Site the Improvements described in Exhibit A attached hereto. Said Improvements shall be completed prior to the Completion Date, in a workmanlike manner and in substantial compliance with the Plans and Specifications, heretofore submitted to and approved by Lender, and in accordance with all building, safety, zoning, environmental and other requirements of any state, municipal or other governmental authority. Borrower shall diligently and continuously carry out or cause to be carried out the construction of the Improvements so as to insure the completion thereof by the Completion Date.

         With respect to the Project and this Loan Agreement, Lender hereby approves as:

         A.   General Contractor:      F & L Construction Corporation
                                       5515 Southwyck Boulevard
                                       Toledo, Ohio 43614

         B.   Project Architect:       Richard L. Bowen & Associates Inc.
                                       13000 Shaker Boulevard
                                       Cleveland, Ohio 44120

         C.   Site Engineer:           Giffels-Webster Engineers, Inc.
                                       407 East Fort Street, Suite 600
                                       Detroit, Michigan 48226

         3.2 Plans and Specifications. All requests for changes in the Plans and Specifications must be in writing signed and approved by the General Contractor, Borrower, Permanent Lender, if any, tenants whose approval is required, if any, Lender and such other parties as Lender may require. Lender's approval may be subject to such terms and conditions as Lender may prescribe. Copies of all bulletins, addenda, change orders and modifications to the Plans and Specifications shall be promptly delivered to Lender.

         Lender shall at all times have the right to require strict compliance with the original Plans and Specifications, but Borrower may effect changes in the Plans from time to time, without first obtaining Lender's approval, provided such changes do not impair the structural integrity, design concept or architectural appearance of the Improvements, no default in any other obligation to any other party or authority results therefrom and the aggregate of all such changes does not result in a net construction cost increase or decrease of more than two (2.0%) percent of the construction contract.

         All materials, fixtures, equipment or articles used in the construction or equipping of Improvements shall comply with the Plans and Specifications, and said Improvements shall not be constructed in violation of any restrictive covenants, laws, statutes, ordinances or other governmental rules or regulations.

         3.3 Construction Costs and Fees. Borrower represents that the total construction costs, together with Related Costs (as hereinafter defined), shall not exceed Fourteen Thousand Nine Hundred Thirty Two Hundred Seventy-Nine ($14,930,279.00) Dollars, as more particularly set forth in the Cost Budget and that prior to the first request for advance by it hereunder, it will have paid Borrower's equity set forth on Exhibit B in the amount of Nine Hundred Thirty Thousand Two Hundred Seventy-Nine ($930,279.00) Dollars. Borrower acknowledges and agrees that the Loan Amount does not constitute adequate funds to complete construction of the Improvements. Borrower further acknowledges and agrees that Lender shall not be obligated to fund any amounts in excess of the Loan Amount. Prior to such first request for advance, Borrower shall furnish such sworn statements, waivers of lien and other assurances of payment as Lender may require and acceptable to the title company insuring the Loan, evidencing payment of all such costs heretofore paid including the Borrower's equity described above and on Exhibit B.

         Related Costs of the Project shall include:

         (1) premiums for title, casualty and other insurance required by Lender;

         (2) the cost of recording and filing Loan Documents and any tax levied upon such filing;


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         (3)  real estate taxes and other assessments which Borrower is obligated to pay;

         (4)  fees and disbursements of Lender's counsel and architect, if any;
              and

         (5) interest and other costs and charges payable by Borrower to Lender or the mortgagee under the permanent loan commitment, as they become due and payable.

         Lender may advance to or on behalf of Borrower amounts payable as Related Costs to the extent such costs have accrued. In every such event, Borrower shall deliver to Lender acceptable receipts showing payment of said items.

         3.4. Commitment Fee and Expenses. Borrower shall pay to Lender an initial commitment fee of one-half (0.5%) percent of the Loan amount, which fee is hereby deemed earned and nonrefundable. This commitment fee shall be paid simultaneously with the execution of this Agreement.

         In addition, Borrower shall promptly pay all of Lender's out-of-pocket costs incurred related to the Loan, including, without limitation, reasonable attorneys' fees, costs of title insurance, surveys and environmental reports, recording costs, outside architectural/engineering inspection fees, and such other work provided for in the Loan Documents, upon presentation of an invoice therefor.

         3.5 Conversion Fee. In the event the Loan is converted to a Term Loan in accordance with Paragraph 13, Borrower shall pay to Lender as a condition of the conversion a conversion fee of one-quarter (0.25%) percent of the original principal amount of the Term Note.

         4. ADVANCES. Lender shall, subject to the terms and conditions of this Loan Agreement, make advances to the Borrower to defray actual costs of construction of the Improvements incurred up to the Loan Amount, subject to the following conditions:

         4.1 Requests for advances shall be made upon forms provided by or acceptable to Lender, and all such requests shall be approved by such parties as Lender may require. Such requests shall indicate the amount of the advance and the date upon which the advance is desired, which date shall be not less than ten (10) days after the date upon which such request is received by Lender. Advances shall be limited to one (1) in any calendar month.
Additional advances may be made available at the sole discretion of Lender.

         4.2. Lender shall not be obligated to make the first advance hereunder unless the following conditions have been satisfied:

              (1) All representations and warranties made in this Loan Agreement shall be true and correct on and as of the date of the advance with the same effect as if made on such date;

              (2) Lender shall have received:

                  (a) executed copies of all Loan Documents, Guaranties and any other documents required by Lender;

                  (b) an estimated cost breakdown of all direct and indirect costs of the Project;

                  (c) such appraisals of the Project as may be required by Lender in form and substance satisfactory to Lender;

                  (d) Plans and Specifications, and all bulletins, addenda, change orders and modifications to the date of the request for such advance, acceptable to Lender, and approved in writing by Borrower, the Architect, the General Contractor, Permanent Lender and tenants whose approval is required, if any;

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                  (e) an undertaking by the General Contractor and Architect to continue performance on Lender's behalf without additional cost in the event of a default by the Borrower;

                  (f) evidence of compliance with all building, safety, zoning, environmental and other requirements of any state, municipal or other governmental authority affecting the construction and use of the Project;

                  (g) all required permits, licenses, approvals and authorizations then procurable which are required for the construction and use of the Project;

                  (h) original paid insurance policies as required hereunder and by the Mortgage;

                  (i) a request for advance as specified in Section 4.2(l) hereof;

                  (j) Borrower shall, in Lender's opinion, have fully complied with all of the provisions of the Construction Lien Act, being Michigan Public Act 497 of 1980, as amended, and shall prior to the commencement of any actual physical improvements (as defined in said Act) on the Site, have recorded a Notice of Commencement (as defined therein) and delivered a copy of same to Lender;

                  (k) sworn statements, schedule of costs by work trade category, waivers of lien, copies of all writings received or transmitted by the "Designee" identified in the Notice of Commencement during the period ending with the date of the Request for Advance, affidavits and certificate of the Architect and of Borrower, and acceptable assurances of payment of the General Contractor, all subcontractors and materialmen, which shall cover all work, labor and materials, including equipment and fixtures of all kinds, done, performed or furnished for the Project to the date of the request. The Architect's certificate shall be certified to both Lender and Borrower and shall certify:

                      (1) that each request for payment is correct and that to the best of its knowledge all work pursuant to the contract to the date thereof has been done in substantial compliance with the Plans and Specifications therefor;

                      (2) that to the date thereof, there has been no material deviation from the contract amount or time of completion of the work thereunder, except as authorized by contract modifications approved by Lender; and

                      (3) the total construction cost, the cost to complete the Improvements, and that after giving effect to all amounts previously certified for payment, plus the amount then requested, the remaining uncertified and undisbursed funds will be sufficient to meet all known costs to complete the work covered by the contract;

                  (l) a current engineering survey, certified by a registered land surveyor or engineer to Lender and the mortgage title insurer, showing the location of all Improvements made to the Site, the location of all easements and public utilities (identified by liber and page of recording), all means of ingress and egress, all set-back lines, any encroachments either upon the real estate of others or by others upon the Site, indicating the location and availability of satisfactory utility services and storm drain and sewer facilities, and disclosing no other matter objectionable to Lender, and bearing the following certification:

                  "We hereby certify to NBD Bank and Philip R. Seaver Title Co., we have surveyed the property described herein (the "Property") for the purpose of a mortgage loan to be received by Ramco-Gershenson Properties L.P., a Michigan limited partnership, from NBD Bank, and further certify that (i) there are located thereon buildings, improvements and parking areas, as shown, (ii) said buildings, improvements and parking areas are within the boundaries of the Property and do not encroach on any adjoining property, nor do the buildings, improvements or parking areas on any adjoining property encroach upon the Property, (iii) all easements, rights-of-way and building lines affecting the Property are noted and located hereon by dimension and liber and page of recording, (iv) all means of ingress and egress to the Property are shown and, if by virtue of an easement, the liber and page of recording thereof is shown, (v) there is no moving or standing water on the Property, except as shown, and
                  (vi) the Property (is) (is not) located within a Special Flood Hazard Area as identified by the Federal Insurance Administration, Department of Housing and Urban Development.

                  We further certify that this map or plat and the survey on which it is based were made in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" currently established and adopted by ALTA and ACSM in 1997; and meets the accuracy requirements of a Class A survey as registered therein.";

                  (m) copies of soil tests, indicating that the sub-soil and geological conditions of the land are normal and suitable for the Project without incurring any premium costs with respect thereto;

                  (n) a paid policy of mortgage title insurance, without exceptions, issued by a company and in form satisfactory to Lender, in the full amount of the Loan, insuring that Lender is a first mortgagee of the Premises, and that title to the Premises is in Borrower, free and clear of all other liens, claims, charges and encumbrances, except such as are indicated in the Schedule of Encumbrances attached to the Mortgage or approved by Lender hereafter. At the time of each advance, Lender shall be furnished with an appropriate endorsement of coverage with respect to each advance then being made, indicating that since the last advance, there has been no change in the state of title and no survey exceptions not theretofore approved by Lender, increasing the coverage under the policy by an amount equal to the advance then being made, and insuring that the full amount of all disbursements up to and including such increase constitutes a valid lien prior to any liens or other matters of record and any unrecorded mechanics' liens arising from nonpayment of bills covering improvements set forth in the work progress and inspection reports and sworn statements submitted in connection with such disbursements;

                  (o) a written opinion of counsel for Borrower and Guarantor, in form and substance satisfactory to Lender, setting forth that:

                      (1) Borrower is a duly organized and existing Delaware limited partnership with a current and valid Certificate of Limited Partnership and a Certificate of Fact, each certified by the Secretary of State, Division of Corporations and the Borrower and Guarantor are authorized to do business in Michigan. Guarantor is a duly formed Maryland Corporation (Real Estate Investment Trust).

                      (2) the due authorization of the Loan by appropriate partnership action and due authorization of the Guaranty by appropriate corporate action;

                      (3) the execution of the Loan Documents is not in contravention of the Limited Partnership Agreement or of any undertaking, contract or restriction known to such counsel to which Borrower is a party or subject and the execution of the Guaranty is not in contravention of the bylaws or of Declaration of Trust or any undertaking, contract or restriction known to such counsel to which Borrower or Guarantor is a party or subject;

                      (4) counsel has no knowledge of any proceeding, whether legal or equitable, pending or threatened against Borrower, Guarantor or the Premises which involves the validity or enforceability of the Loan Documents or which would affect the contemplated use of the Premises; and

                      (5) when executed and delivered, the Loan Documents will be valid and legally binding upon Borrower and Guarantor enforceable in accordance with their respective terms, except as enforcement thereof may be limited by any proceedings in bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and remedies;

                  (p) a Phase I environmental report by an environmental engineer acceptable to Lender (including a 50-year title search), together with an Environmental Questionnaire and an Environmental Certificate executed by Borrower;

                  (q) such other documents as may be reasonably required by Lender; and

                  (r) each of the items described above shall be in form and substance satisfactory to Lender.

         4.3 The obligation of Lender to make any advances after the first advance shall be subject to satisfaction of the following conditions:

              (1) All conditions for the first advance set forth in Section 4.2 hereof, except condition 4.2(l);

              (2) There shall be no default under any of the Loan Documents;

              (3) If required by Lender, an updated engineering survey in form and substance as required by Section 4.2(l).

         4.4 Each advance shall be subject to inspection and approval of the portion of the Improvements which has been completed at the time of such advance by Lender or its designee.

         4.5  Lender shall not be required to make any advance if:

              (1) there is any materially adverse change in the projected income and expenses of the Premises or any lessee under a lease to be assigned as security or Borrower does not satisfy the financial covenants set forth in the Second Amended and Restated Revolving Credit Agreement dated as of October 30, 1997 between Borrower and Bank Boston, N.A., and others, as it may be amended, restated or replaced from time to time;

              (2) there shall have occurred any of the events described in Sections 14.5 or 14.6 hereof for which Lender has the right to terminate this Loan Agreement as set forth therein;

              (3) either the Borrower, or any tenant under any lease to be assigned as security, or any Guarantor of the Loan or any such lease shall be the subject of any bankruptcy, reorganization or insolvency proceeding;

              (4) there shall have occurred and be continuing any default by Borrower under the Loan Documents; or

              (5) there shall be a default in any other loan by Lender to Borrower or any Guarantor of the Loan.

         4.6 At no time shall the total amount of advances made hereunder, together with the cost to complete the Improvements in accordance with the Plans and Specifications, Loan Documents and leases, if any, exceed the aggregate amount provided in Section 1 hereof. As construction progresses, Lender will hold back from each advance ten (10%) percent (said hold back shall be reduced to five (5%) percent once fifty (50%) percent of the Improvements have been completed) of all amounts advanced to cover the cost of labor and materials furnished to the Project, which hold-backs shall be distributed upon completion of the Improvements in accordance with the Plans and Specifications, Loan Documents and leases, if any, and upon satisfaction of all of the conditions for the final advance hereinafter set forth.

         4.7 Lender may establish reserves from the undisbursed portion of the Loan in sums sufficient, in its opinion, to pay or satisfy any requirements of the permanent loan commitment or any lien or claim prior or prejudicial to the lien of Lender, and all funds so reserved shall be deemed loan proceeds disbursed under this Loan Agreement whether or not segregated and whether or not at interest. If at any time, in the reasonable judgment of Lender, the then undisbursed portion of the Loan shall be insufficient to defray the remaining cost of completion of the Improvements, then, Lender may in its sole discretion cease making Loan Advances until the Loan is brought in balance and Borrower shall go out-of-pocket to pay all costs of the Project until the Loan is brought in balance.

         4.8 Lender's obligation to make the final advance shall be subject to satisfaction of the following conditions:

              (1) Borrower shall have furnished all of the certificates and documents required hereunder; provided, however, that the certified engineering survey required shall be a final, as-built survey and shall include the location of all parking areas, if any, with any dimensions and striping indicated and photographs of the Premises from at least three (3) different views.

              (2) Delivery to Lender of evidence satisfactory to it of issuance of all certificates, permits, licenses and other approvals required by any governmental or public authority or rating bureau of all work requiring inspection and authorizing the use and occupancy of the Premises.

              (3) The requirements of Section 4.5 hereinabove.

              (4) Receipt of Subordination, Non-Disturbance and Attornment Agreements and Tenant Estoppels from tenants where required by leases with such tenants or if requested by Lender.

              (5) Certification by the Architect and General Contractor, if any, and by Borrower of final completion of the Improvements in accordance with the Plans and Specifications, and final inspection and approval of said construction by Lender or its designee.

              (6) All other documents, as may be reasonably required by Lender.

              (7) Each of the items described above shall be in form and substance satisfactory to Lender.

         Anything herein to the contrary notwithstanding, Lender's obligation to make said final advance shall terminate on the Maturity Date of the Note, without in any way affecting the obligations of Borrower hereunder.

         5. INSURANCE. During the construction of the Improvements and for as long as any part of the Loan advanced to or on behalf of Borrower remains unpaid, Borrower shall maintain a policy or policies of insurance against fire (with extended coverage, malicious mischief and vandalism endorsements and covering all property covered by the lien of the Mortgage or any other instrument securing the Loan), builder's risk, public liability, workers' compensation, Federal Flood Insurance and such other insurance as Lender may, from time to time, require (including but not limited to rental interruption insurance for a term of at least 12 months upon issuance of a temporary certificates of occupancy), containing where applicable a standard loss payable clause, without contribution, in favor of Lender. All such policies shall be with companies and in form, amount and substance satisfactory to Lender, and shall be noncancellable, except upon thirty (30) days' written notice to Lender.

         6. APPLICATION OF ADVANCES. Borrower shall apply each advance made hereunder against amounts due and payable for construction of the Improvements or obligations in connection therewith, and shall set aside the remainder, if any, to apply against all such amounts as shall become due and payable therefor. Nothing contained in the Loan Documents shall impose upon Lender any obligation to see to the proper application of such advances by Borrower or any other party. In the event of default by Borrower, Lender may, in making advances hereunder, pay any portion of such advance directly to the General Contractor or any subcontractor or supplier of materials, fixtures, equipment or labor for the Premises.

         7. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantor (where applicable) represent and warrant that:

         7.1 Borrower has good and marketable fee simple title to the Premises free from all liens and encumbrances, except as provided in the Mortgage executed simultaneously herewith.

         7.2. Borrower has fully performed all covenants and obligations to be performed by Borrower under all leases assigned as security for the repayment of the Loan.

         7.3 The financial statements heretofore delivered to Lender are true and correct in all material respects and have been prepared in conformity with generally accepted accounting principles. No materially adverse change has occurred since the date of each such financial statement.

         7.4 There are no suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, the Premises or the Guarantors, if any, or involving the validity or enforceability of the Loan Documents or involving any risk of a judgment or liability which, if satisfied, would have a materially adverse effect on the financial condition, business or properties of Borrower, or the priority of the lien of the Mortgage.

         7.5 The execution and delivery of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated thereby do not conflict with or result in the breach of any valid regulation, order, writ, injunction, judgment or decree of any court or governmental or municipal instrumentality or in breach of or default under any agreement or other instrument to which the Borrower or Guarantor is a party or by which it is bound.

         7.6 Borrower has delivered to Lender accurate and complete copies of the Plans and Specifications and all other contract documents requested, including all modifications thereof.

         7.7 The Premises have adequate rights of access to public ways, soil conditions are appropriate for the construction of the Project, and water, sanitary sewer and storm drain facilities and all public utilities necessary or convenient to the full use and enjoyment of the completed Project are available to the Site and, if not now installed, will be promptly constructed and installed to service the Project.

         7.8 Borrower has obtained all required permits, licenses, approvals and authorizations, including those required by the Federal Environmental Protection Agency and any state or local authority charged with the enforcement of regulations of such agency, and fully complied with all building, safety, zoning, environmental and other requirements of any state, municipal or other governmental authority pertaining to the construction of the Improvements capable of being complied with at the date hereof, and will obtain all such permits, licenses, approvals and authorizations and will comply with all such building, safety, zoning and other requirements hereafter.

         7.9 The Project will be constructed in strict accordance with all applicable building, safety, zoning and other requirements of all state, municipal or other governmental or regulatory authorities and rating or inspection offices having jurisdiction, and will be constructed entirely on the Site and will not unlawfully encroach on any easement, right-of-way or land of others or violate any set-back lines or applicable use or other restrictions or regulations.

         7.10 There is no default on the part of the Borrower under any of the Loan Documents.

         8. COVENANTS OF BORROWER. Borrower and Guarantor (where applicable) covenant with Lender as follows:

         8.1 To permit Lender or its designee access to the Project and to make available for audit and inspection, at any reasonable time by the Lender or its duly authorized agents, all property, equipment, books, contracts, records and other papers relating to the Project. To keep the books and accounts of all operations relating to the Project in accordance with generally accepted accounting procedures.

         8.2 To promptly respond to any inquiry from Lender for information with respect to the Project, which information may be verified by Lender at Borrower's expense; provided, however, that Lender shall at all times be entitled to rely upon any statements or representations made by Borrower or its agents, and Borrower shall hold Lender harmless from and indemnify it against all loss, cost (including reasonable attorney's fees) and damage suffered through any action taken or forbearance granted by Lender in reliance on such statements or representations, excluding, however, any loss, cost or damage resulting from Lender's willful misconduct or negligence.

         8.3 To cause the construction of the Project to be prosecuted with diligence and continuity and to complete the same in accordance with the Plans and Specifications, leases, if any, and the Loan Documents before the Completion Date.

         8.4 To pay, when due, all costs, fees and expenses, required to satisfy the conditions of the Loan Documents, and the consummation of the transactions contemplated thereby.

         8.5  Borrower shall not, without the prior written approval of Lender:

              (1) Convey, transfer, sell, lease or encumber any of the mortgaged property, or modify any existing or future lease affecting the Premises;

              (2) Assign, transfer, dispose of or encumber any personal property or equipment covered by the Loan Documents, except in the ordinary course of its business and as permitted by any of said Loan Documents;

              (3) Convey, assign or transfer any beneficial interest in the properties described in the Mortgage or any right to manage or receive any of the rents, contract payments, income and profits thereof;

              (4) Remodel, add to, reconstruct, improve or demolish any part of the properties described in the Mortgage, except as required to do so by the provisions of this Loan Agreement;

              (5) Permit the use of the Project for any purpose except the use which was originally intended, nor suffer any occupancy of the Project prior to completion thereof, excepting only in connection with the construction thereof;

              (6) Guarantee the indebtedness of any other party;

              (7) Purchase or acquire any materials, fixtures or equipment for the Project upon leases, conditional sale or other type of title retention of security agreement.

         8.6 To comply with all terms and conditions of the permanent loan commitment, if any, so that Borrower will qualify for the financing provided for therein (which financing Borrower will accept), and to transmit to Lender, immediately upon receipt thereof, any communication pertaining to the permanent loan commitment or the Project.

         8.7 Upon demand of Lender, to correct any structural defect or unauthorized departure from the Plans and Specifications not approved by Lender.

         8.8 The Borrower will take all actions reasonably necessary to assure that Year 2000 Issues will not have a material adverse effect on the business operations or financial condition of the Borrower. "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations, and financial condition of the Borrower and of the Borrower's material customers, suppliers and vendors. Upon Banks' request, Borrower will provide Banks with a description of its plan to address Year 2000 Issues, including updates and progress reports. Borrower will advise Banks of any reasonably anticipated material adverse effect on the business operations or financial condition of the Borrower as a result of Year 2000 Issues.

         8.9  From and after one year from conversion to a Term Loan under
Section 13, it will maintain a debt service coverage ratio of not less than 1:25 to 1. This covenant shall be serviced quarterly based on a trailing twelve (12) month period.

         9. EVENTS OF DEFAULT. The following shall constitute Events of Default hereunder:

         9.1  If Borrower shall be in default under any of the Loan Documents;

         9.2 If at any time any representation or warranty contained herein or in any certificate or document delivered to the Lender is false or incorrect;

         9.3 If the Project, in the exclusive judgment of Lender, is not or cannot be completed on or before the Completion Date;

         9.4 If construction of the Improvements is not carried on with reasonable dispatch, except for delays and events entirely beyond the control of Borrower, such as strikes, acts of God or inability to obtain materials;

         9.5 If a lien for the performance of work or the supply of materials be perfected against the Premises and remains unsatisfied or unbonded at the time of any request for advance or for a period of thirty (30) days after the date of filing thereof;

         9.6 Any assignment by Borrower of this Loan Agreement or any advance hereunder without Lender's prior written consent;

         9.7 The filing of formal charges under any federal, state or local statute, law or ordinance for which forfeiture of any property mortgaged or pledged to Lender or in which Lender is granted a security interest pursuant to any documents required to be executed by Borrower under this Agreement is a potential penalty; or

         9.8 If Lender, or its employees, agents or designees, shall be denied any information relating to the Premises or access thereto for information purposes.

         10. REMEDIES UPON DEFAULT. In addition to all other remedies available under the Loan Documents, the following remedies shall be available upon default by Borrower:

         10.1 Lender may, as an alternative to other methods of summary execution, but without waiving such other methods, and particularly its rights and remedies as mortgagee, enter into possession of the Premises and perform any and all work and labor necessary to complete said Project substantially according to said Plans and Specifications and/or take all appropriate steps to secure and protect the Project. All sums expended by Lender for such purpose shall be deemed to have been paid to Borrower and secured by the Mortgage. In the event of any default, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution in the premises, to complete the Project in the name of Borrower, and hereby empowers Lender as its attorney-in-fact as follows: (a) to use any funds of Borrower, including any balance which may be held in escrow and any funds which may remain unadvanced under the Mortgage or hereunder, for the purpose of completing the Project in the manner called for by the Plans and Specifications; (b) to make such additions, changes and corrections in the Plans and Specifications which may be necessary or desirable to complete the Project in the manner contemplated by the permanent loan commitment or otherwise to Lender's satisfaction; (c) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; (d) to execute all applications and certificates in the name of Borrower which may be required by any contract documents relating to the Project; and (e) to do any and every act which Borrower could be required by Lender to do in its own behalf. In the event of entry by Lender for the purposes aforesaid, Lender shall be paid as compensation for such efforts and in addition to all other sums payable to it, a sum equal to ten (10%) percent of all costs incurred for such purposes and of all costs directly related thereto. This power of attorney shall be deemed a power coupled with an interest and cannot be revoked by Borrower. Lender, as attorney-in-fact, shall also have power to prosecute and defend all actions or proceedings in connection with the construction and/or security of the Project or in any other respect relating to the Premises and to take such action and require such performance as it deems necessary under accepted bonds, guaranties or other assurances of completion. Borrower hereby assigns and transfers to Lender all sums unadvanced under said Mortgage or hereunder and all sums held in escrow, conditioned upon the use of said sums in the completion of the Improvements and payment of all costs directly related to such completion and/or security thereof, such assignment to become effective only in case of Borrower's default, but upon such default being called, without further notice to or demand made upon Borrower. In the event of such default and entry by Lender, all materials purchased by Borrower for use in construction shall be and become forthwith the property of Lender and shall be deemed to have been delivered to Lender accordingly, and, upon demand, Borrower shall deliver to Lender bills of sale as further evidence thereof.

         10.2 Lender may avail itself of any and all remedies available to it at law or in equity or hereunder, and all such remedies shall be cumulative and none shall be deemed exclusive of any other. Further, and not in limitation of the foregoing, Lender may terminate this Loan Agreement and demand full payment of Borrower's indebtedness to it, may enter upon the Premises and complete the Project as hereinabove provided, and may utilize any remedy available to it under the terms and provisions of the Loan Documents. In addition, Borrower will, at the request of Lender, assign, transfer and set over to Lender by appropriate instrument, in writing, all of Borrower's right, title and interest in and to any construction contract, bonds or other contracts relating to the construction and operation of the Project. Borrower does hereby constitute Lender its attorney-in-fact, with full power of substitution, to act in Borrower's name to execute assignments and contracts and to realize upon any of Borrower's right, title and interest therein and to negotiate, receive and receipt for all goods, funds or credits which may be owing Borrower, and to such end to initiate legal action and prosecute or compromise all claims relating thereto.

         11.  CAPITAL ADEQUACY PROTECTION. If Lender shall have determined that
(i) the adoption of, or compliance with, the risk based capital guidelines adopted by the Board of Governors of the Federal Reserve System, 12 CFR Part 208, Appendix A, or the Federal Deposit Insurance Corporation, 12 CFR Part 325, Appendix A, and amendments thereto, or (ii) the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or any branch or lending office thereof) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations under this Agreement and the Note to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

         Lender will promptly notify Borrower of any event of which it has knowledge, occurring after such date, which will entitle Lender to compensation pursuant to this Section 11 pertaining to capital adequacy requirements and will designate a different branch or lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate of Lender claiming such compensation and setting forth the additional amount or amounts to be paid to it in respect hereof shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

         12. APPLICATION OF RENTS AND RECEIPTS. After completion of the Project, or of any phase, unit or portion thereof, all rents, revenues or receipts received by Borrower from the operation thereof in excess of normal operating expenses shall be used by Borrower exclusively for payment of (i) construction costs and Related Costs of the Project, or (ii) interest or principal due on the Note, as specified by Lender.

         13. CONVERSION TO TERM LOAN. Besides any other conditions or requirements the Borrower must meet under the terms of this Agreement or the other Loan Documents to convert the Construction Loan to the Term Loan, Lender's obligation to convert the Construction Loan to the Term Loan shall be further subject to the Borrower's compliance with and fulfillment of the following conditions/requirements on or before the Conversion Date, each in form, substance and amount (if applicable) satisfactory to Lender:

         (A) There is no default under any of the Loan Documents, and a default would not occur with the passage of time or giving of notice or both;

         (B) The Borrower shall have paid all fees, expenses and costs associated with the conversion;

         (C) The Borrower shall have caused the title insurance company insuring the Mortgage to issue a "date down" or other appropriate endorsement(s) to its title policy for the Mortgage (1) changing the "Date of Policy" in the title policy to the Conversion Date,
              (2) indicating that since the last advance under the Construction Loan, there has been no change in the state of title of the Site and no survey exceptions not previously approved by the Bank and
              (3) insuring that, as of the Conversion Date, the full amount of the Term Loan constitutes a valid lien on the Site that is prior to any liens or other matters of record and any unrecorded construction liens arising from nonpayment of bills covering improvements described in the work progress and inspection reports and sworn statements submitted as part of advances made under Construction
              Loan:

         (D) The Borrower shall have caused the title insurance company insuring the Mortgage to have (1) changed the ALTA Form 3.0 zoning endorsement to an ALTA Form 3.1 zoning endorsement that covers the completed Improvements and (2) issued/brought current such other endorsements (including, without limitation, the ALTA 9 endorsement) to the title policy as the Bank may require; and

         (E) The Borrower shall have executed and delivered the Term Note in the form attached as Exhibit D-1 or D-2 to Lender, together with all other documents required under this Agreement and the other Loan Documents; and

         (F) At least one (1) day before the conversion, Borrower shall notify Lender in writing of its election of a LIBOR Rate, the Effective Rate, or a Fixed Rate. If Borrower wishes to elect a LIBOR Rate, it shall comply with the requirements set forth in this Loan Agreement. If Borrower does not elect a rate of interest, the Effective Rate will apply.

         If Borrower elects a floating rate of interest, the Term Note may be prepaid in whole or in part, at any time without penalty as to any floating rate borrowings. If Borrower elects a Fixed Rate of interest, prepayment shall be subject to a prepayment premium equal to the Current Value of: (a) the interest that would have accrued on the amount prepaid at the Fixed Rate, minus (b) the interest rate that could accrue on the amount prepaid at the Treasury Rate. In both cases, interest will be calculated from the prepayment to the maturity dates of the installments being paid. Such maturity dates shall be determined by applying the prepayment to the scheduled installments of principal in their inverse order of maturity. "Treasury Rate" shall mean the yield, as of the date of prepayment, on United States Treasury bills, notes or bonds, selected by the Lender in its discretion, having maturities comparable to the scheduled maturities of the installments being prepaid. "Current Value" means the net present value of the dollar amount of the interest to be earned, discounted at the Treasury Rate. In no event shall the prepayment premium be less than zero. As to LIBOR Borrowings, prepayment shall be subject to Section 2.

         Borrower shall provide one (1) day notice of its intent to prepay the Term Note which notice shall be irrevocable. If the balance of the Loan is accelerated, the resulting balance due shall be considered a prepayment due and payable as of the date of acceleration.

         Borrower agrees that the prepayment premium is a reasonable estimate of loss and not a penalty. The prepayment premium is payable as liquidated damages for the loss of bargain, and its payments shall not in any way reduce, affect or impair any other obligation of the Borrower under the Loan.

         14. MISCELLANEOUS. No waiver at any time of the provisions or conditions of this Loan Agreement or of any other Loan Documents shall be construed as a waiver of any of the other provisions or conditions thereof, nor shall a waiver of any such provision or condition be construed as a right to subsequent waiver of the same provision or condition.

         14.2 No provision of this Agreement shall be amended, waived or modified, except by an instrument in writing signed by the parties hereto.

         14.3 Unenforceability for any reason of any provision of this Loan Agreement shall not limit or impair the operation or validity of any other provisions of this Loan Agreement or any other of the Loan Documents.

         14.4 If, in the opinion of Lender, its position under the Loan Documents may be prejudiced or impaired by failure or unreasonable delay on the part of Borrower in the performance of its obligations hereunder, including the payment of any prior charge upon the Premises or any other charge payable by Borrower whether or not related to the Project, then and in any such events, Lender may pay or otherwise satisfy the obligations of Borrower with respect thereto, and any such payments or costs of such satisfaction, including a reasonable attorney's fee, may be charged to the proceeds of the Loan as any other advance hereunder and deemed made pursuant to this Loan Agreement and not in modification thereof.

         14.5 In the event of any loss or damage to the Project by fire or other casualty, and the same is not repaired or replaced, or such repairs commenced or arrangements therefor made and reasonable progress toward the completion thereof made, within sixty (60) days from date of such fire or casualty in accordance with Article 4 of the Mortgage, Lender may, at its election, terminate this Loan Agreement without affecting the validity of the Note or the security for the principal advances already made and interest thereon, and demand full payment of the entire indebtedness owing hereunder and under the Loan Documents. If this Loan Agreement is not terminated, as provided above, when the Project shall have been repaired to the same state of completion as was when the loss or damage was suffered, both parties shall then carry out the terms of this Loan Agreement as if no such loss or damage had occurred.

         14.6 In the event that by or pursuant to proper authority there is taken or condemned the entire Premises, or such part thereof as in the opinion of Lender would result in limitation or impairment of Borrower's ability or capacity to satisfy all of its obligations now or at any time relating to the Premises, or if any such taking or condemnation results in the cancellation, termination or amendment of the permanent loan commitment or any lease or other agreement for occupancy of the Premises or any part thereof, which is unsatisfactory to Lender, Lender may terminate this Loan Agreement without affecting the validity of the Note or the security for the principal advances already made and interest thereon and demand full payment of the entire indebtedness owing hereunder and under the Loan Documents; provided, however, Borrower shall have thirty (30) days within which to seek other financing arrangements satisfactory to Borrower and Lender.

         14.7 Borrower acknowledges that the right to trial by jury is a constitutional one, but that it may be waived. Borrower, after consulting counsel of its choice (or having had the opportunity to consult with counsel), knowingly, voluntarily and without coercion, waives all rights to a trial by jury of all disputes between Borrower and Lender.

         14.8 This Agreement is cross-defaulted with all other Loan Documents. Any default under any instrument or agreement delivered to evidence or secure the indebtedness secured by the Note, or executed in conjunction therewith, including, this Loan Agreement, shall be deemed an act of default by the Mortgagor under any other instrument or agreement delivered to evidence or secure the indebtedness evidenced by the Note.

         14.9 This Agreement is entered into by and between, and for the benefit of, Borrower and Lender only. No other party (including, but not limited to, the General Contractor, Architect, subcontractors, laborers and materialmen) shall have the right to rely upon or derive any benefits from this Agreement, nor shall such party be deemed to be a third party beneficiary of this Agreement.

        14.10 Borrower has informed Lender that it has agreed to grant to White Lake Township three (3) easements for pedestrian and/or vehicular access. Lender agrees to consent to these easements when they are ready for recording provided the easements are restricted to the above purposes and do not interfere with the Improvements.

        14.11 Any notice, demand, request or other instrument which may be or is required to be given under this Loan Agreement shall be given to the parties at their respective addresses first above written by U.S. Certified Mail, Return Receipt Requested.

        14.12 Time is of the essence for all purposes of this Agreement.

        14.13 This Loan is made and accepted in the State of Michigan and this Loan Agreement and all of the Loan Documents shall be construed in accordance with the laws of the State of Michigan.

         The parties hereto have executed this Loan Agreement as of the day and year first above written.

                      Signed:

                      RAMCO-GERSHENSON PROPERTIES L.P., a Delaware limited partnership

                      By: Ramco-Gershenson Properties Trust, a Maryland real estate investment trust
                           Its:  General Partner




                      By:    /s/ Joel Gershenson
                         -------------------------------------------------------
                           Joel Gershenson
                           Its: Chairman and Vice President

                                "Borrower"


                      NBD BANK, a Michigan banking corporation



                      By:    /s/ Steven J. Mahn
                         -------------------------------------------------------
                           Steven J. Mahr
                           Its: First Vice President

                                    "Lender"


INSTRUMENT DRAFTED BY:

Elaine Fieldman, Atty.
BARRIS, SOTT, DENN & DRIKER, P.L.L.C.
211 West Fort Street, Suite 1500
Detroit, Michigan 48226-3281

                                    EXHIBIT A

                           Description of Real Estate

Land situated in the Township of White Lake, County of Oakland and State of Michigan, being more particularly described as follows:

PART OF THE NE 1/4 OF SECTION 23 & PART OF THE SW 1/4 OF SECTION 13 & PART OF THE SE 1/4 OF SECTION 14, T-3-N, R-8-E, WHITE LAKE TOWNSHIP, OAKLAND COUNTY, MICHIGAN, BEING MORE PARTICULARLY DESCRIBED AS: COMMENCING AT THE SE CORNER OF
SECTION 14, T-3-N, R-8-E; THENCE N 01(degrees)56'14" W. 76.19 FEET ALONG THE EAST LINE OF SAID SECTION 14 TO A POINT ON THE NORTH RIGHT-OF-WAY LINE OF M-59 (100 FEET WIDE). SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE THE FOLLOWING THREE COURSES ALONG SAID NORTH RIGHT-OF-WAY LINE: (1) ALONG A CURVE TO THE LEFT 562.25 FEET, SAID CURVE HAVING A RADIUS OF 3,869.72 FEET, CENTRAL ANGLE OF 08(degrees)19'29" AND A LONG CHORD BEARING OF S 81(degrees)10'41" W. 561.76 FEET TO A POINT ON THE SOUTH LINE OF SAID SECTION 14 AND (2) CONTINUING ALONG A CURVE TO THE LEFT 209.28 FEET, SAID CURVE HAVING A RADIUS OF 3,869.72 FEET, CENTRAL ANGLE OF 03(degrees)05'55" AND A LONG CHORD BEARING OF S 75'27'58" W.
209.25 FEET, AND (3) S 73(degrees)55'01" W, 262.77 FEET; THENCE N
00(degrees)25'58" E. 117.16 FEET TO A POINT ON THE SOUTH LINE OF SAID SECTION 14; THENCE S 88(degrees)58'18" W. 2.02 FEET ALONG SAID SOUTH LINE; THENCE N 01(degrees)40'03" W, 544.10 FEET; THENCE N 88(degrees)19'57" E. 237.36 FEET;
THENCE N 01(degrees)40'03" W. 344.50 FEET; THENCE S 88(degrees)19'57" W, 60.11 FEET; THENCE N 01(degrees)40'03" W, 545.08 FEET; THENCE N 87(degrees)45'00" E,
180.76 FEET; THENCE S 67(degrees)00'00" E, 363.49 FEET; THENCE N 23(degrees)00'00" E, 269.99 FEET; THENCE S 76(degrees)44'36" E, 414.76 FEET;
THENCE S 48(degrees)02'21" W, 462.02 FEET; THENCE S 01(degrees)31'55" E, 666.36
FEET; THENCE N 88(degrees)28'05" E, 75.00 FEET; THENCE S 56(degrees)15'07" E,
109.52 FEET TO A POINT ON THE EAST LINE OF SAID SECTION 14; THENCE S 01(degrees)56'14" E, 109.43 FEET ALONG SAID EAST LINE; THENCE N 87(degrees)14'36" E, 108.57 FEET; THENCE S 01(degrees)56'14" E. 217.17 FEET TO A
POINT ON THE NORTH RIGHT-OF-WAY LINE OF M-59 (100 FEET WIDE); THENCE ALONG SAID NORTH RIGHT-OF-WAY LINE ALONG A CURVE TO THE LEFT 108.62 FEET, SAID CURVE HAVING A RADIUS OF 3,869.72 FEET, CENTRAL ANGLE OF 01(degrees)36'30" AND A LONG CHORD BEARING OF S 86(degrees)08'40" W, 108.62 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH RIGHTS UNDER EASEMENTS RECORDED IN LIBER 18771, PAGE 887, LIBER 18771, PAGE 894 AND LIBER 18772, PAGE 13.

Parcel Nos:    12-14-476-007
               12-14-476-008
               12-14-476-009
               12-14-476-010
               12-14-476-011

                                    EXHIBIT B

                                  (Cost Budget)

                                    EXHIBIT C

                            Plans and Specifications

                                   EXHIBIT D-1

                      FORM OF TERM NOTE-LIBOR/FLOATING RATE

                                    TERM NOTE


$                                                              Detroit, Michigan
                                                                          , 2000



      FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of NBD BANK, a Michigan banking corporation ("Payee") the principal sum of
                                     ($               ) Dollars, together with
interest on the unpaid balance from time to time outstanding while not in default at the Effective Rate unless Maker elects to have interest accrue at the LIBOR Rate in accordance with the terms of the Loan Agreement, and at the rate of four (4.0%) percent per annum over the Prime Rate, during the period of any default, until paid, computed on the basis of the actual number of days elapsed over a three hundred sixty (360) day year.

      Principal and interest shall be paid in United States legal tender, at the office of Payee at 611 Woodward Avenue, Mail Suite 8029-M03, Detroit, Michigan 48226, or at such other place as the holder directs in writing.
Principal and interest shall be paid as follows:

         1.       Beginning on the first day of           , 2000, and on the
                  first day of each and every month thereafter until
                                 , 2002, Maker shall make a monthly payment of
                  principal and interest based upon a twenty-five (25) year mortgage amortization.

         2.       On                , 2002 ("Maturity Date"), the entire
                  principal balance, together with accrued interest, shall be due and payable in full. Maker acknowledges that the payments of principal and interest will not result in full repayment of this Note and that a balloon payment will be due at the Maturity Date.

         All installments, when received, shall be applied on interest then due and the balance, if any, on principal. In the event that any installment shall be overdue for a period in excess of ten (10) days, a late charge of four ($.04) cents for each One ($1.00) Dollar so overdue may be charged by the holder for the purpose of defraying the expense incident to handling the delinquent payment, and such charge shall be in addition to and not in lieu of reasonable fees and charges of any agents or attorneys which the holder is entitled to employ in the event of any default.

         This Term Note is issued under a Loan Agreement dated December 22, 1998 ("Loan Agreement") between Maker and Payee. All capitalized terms shall have the meanings assigned in the Loan Agreement unless otherwise defined in this Note. This Note is secured by the Loan Documents which are made a part by reference.

         If there is a default in the payment of the whole or any part of the several installments of this Note when due, or if a default shall occur under any of the Loan Documents, then or at any time thereafter during the continuance of any default, the entire principal of this Note remaining at the time unpaid, together with accrued interest thereon, shall, at the election of the holder and without notice of the election and without demand or presentment, become immediately due and payable at the place of payment, anything contained herein or in the Loan Documents to the contrary notwithstanding, and all costs and expenses of collection, including a reasonable attorney's fee, shall be added to and become part of the total indebtedness.

         In the event of any default, the failure of the holder promptly to exercise any of its rights hereunder shall not constitute a waiver of such rights while such default continues, nor a waiver of such rights in connection with any future default on the part of the Maker.

         The Maker, any endorsers and guarantors and all other parties who may become liable for payment of all or any part of this Note, severally waive presentment for payment, protest and demand, and notice of protest, demand, dishonor and nonpayment, and hereby expressly consent to any number of renewals or extensions of the time of payment of this Note. Any renewals or extensions may be made without notice to any of these parties and without affecting their liability, and these parties shall not be released from liability by reason of any forbearance or extension of time granted to Maker or any subsequent owner or owners of the property mortgaged as security for this Note, with or without notice to or the consent of any of the parties.

         Maker acknowledges that the right to trial by jury is a constitutional one, but that it may be waived. Maker, after consulting counsel of its choice (or having had the opportunity to consult with counsel), knowingly, voluntarily and without coercion, waives all rights to a trial by jury of all disputes between Maker and Payee.

         This Note may be prepaid, in whole or in part, only in accordance with the terms of the Loan Agreement.

         Notwithstanding any provision, it is not intended by this Note to impose upon the Maker any obligation to pay interest in excess of the maximum rate of interest permitted by law, and any interest which so exceeds such maximum rate of interest shall automatically be applied in reduction of principal due on this Note to the extent of such excess.

         This Note and the liability of all parties hereunder shall be governed by the laws of the State of Michigan, where this Note has been delivered for value.

                    Signed:

                    RAMCO-GERSHENSON PROPERTIES L.P., a Delaware limited partnership

                    By: Ramco-Gershenson Properties Trust, a Maryland real estate investment trust
                             Its:  General Partner



                    By:
                         -------------------------------------------------------
                             Joel Gershenson
                             Its:  Chairman and Vice President

                                             "Maker"

                                   EXHIBIT D-2

                          FORM OF TERM NOTE-FIXED RATE

                                    TERM NOTE


$                                                              Detroit, Michigan
                                                                          , 2000


      FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of NBD BANK, a Michigan banking corporation ("Payee") the principal sum of
                                     ($               ) Dollars, together with
interest on the unpaid balance from time to time outstanding while not in
default at the rate of            (     %) percent per annum, and at the rate of
four (4.0%) percent per annum over the Prime Rate, during the period of any default, until paid, computed on the basis of the actual number of days elapsed over a three hundred sixty (360) day year.

      Principal and interest shall be paid in United States legal tender, at the office of Payee at 611 Woodward Avenue, Mail Suite 8029-M03, Detroit, Michigan 48226, or at such other place as the holder directs in writing.
Principal and interest shall be paid as follows:

         1.       Beginning on the first day of           , 2000, and on the
                  first day of each and every month thereafter until
                                 , 2002, Maker shall make a monthly payment of
                  principal and interest in the amount of
                                                       ($               )
                  Dollars [based upon a twenty-five (25) year mortgage amortization].

         2.       On                , 2002 ("Maturity Date"), the entire
                  principal balance, together with accrued interest, shall be due and payable in full. Maker acknowledges that the payments of principal and interest will not result in full repayment of this Note and that a balloon payment will be due at the Maturity Date.

         All installments, when received, shall be applied on interest then due and the balance, if any, on principal. In the event that any installment shall be overdue for a period in excess of ten (10) days, a late charge of four ($.04) cents for each One ($1.00) Dollar so overdue may be charged by the holder for the purpose of defraying the expense incident to handling the delinquent payment, and such charge shall be in addition to and not in lieu of reasonable fees and charges of any agents or attorneys which the holder is entitled to employ in the event of any default.

         This Term Note is issued under a Loan Agreement dated December 22, 1998 ("Loan Agreement") between Maker and Payee. All capitalized terms shall have the meanings assigned in the Loan Agreement unless otherwise defined in this Note. This Note is secured by the Loan Documents which are made a part by reference.

         If there is a default in the payment of the whole or any part of the several installments of this Note when due, or if a default shall occur under any of the Loan Documents, then or at any time thereafter during the continuance of any default, the entire principal of this Note remaining at the time unpaid, together with accrued interest thereon, shall, at the election of the holder and without notice of the election and without demand or presentment, become immediately due and payable at the place of payment, anything contained herein or in the Loan Documents to the contrary notwithstanding, and all costs and expenses of collection, including a reasonable attorney's fee, shall be added to and become part of the total indebtedness.

         In the event of any default, the failure of the holder promptly to exercise any of its rights hereunder shall not constitute a waiver of such rights while such default continues, nor a waiver of such rights in connection with any future default on the part of the Maker.

         The Maker, any endorsers and guarantors and all other parties who may become liable for payment of all or any part of this Note, severally waive presentment for payment, protest and demand, and notice of protest, demand, dishonor and nonpayment, and hereby expressly consent to any number of renewals or extensions of the time of payment of this Note.

Any renewals or extensions may be made without notice to any of these parties and without affecting their liability, and these parties shall not be released from liability by reason of any forbearance or extension of time granted to Maker or any subsequent owner or owners of the property mortgaged as security for this Note, with or without notice to or the consent of any of the parties.

         Maker acknowledges that the right to trial by jury is a constitutional one, but that it may be waived. Maker, after consulting counsel of its choice (or having had the opportunity to consult with counsel), knowingly, voluntarily and without coercion, waives all rights to a trial by jury of all disputes between Maker and Payee.

         This Note may be prepaid, in whole or in part, only in accordance with the terms of the Loan Agreement.

         Notwithstanding any provision, it is not intended by this Note to impose upon the Maker any obligation to pay interest in excess of the maximum rate of interest permitted by law, and any interest which so exceeds such maximum rate of interest shall automatically be applied in reduction of principal due on this Note to the extent of such excess.

         This Note and the liability of all parties hereunder shall be governed by the laws of the State of Michigan, where this Note has been delivered for value.

                    Signed:

                    RAMCO-GERSHENSON PROPERTIES L.P., a Delaware limited partnership

                    By: Ramco-Gershenson Properties Trust, a Maryland real estate investment trust
                             Its:  General Partner



                    By:
                         -------------------------------------------------------
                             Joel Gershenson
                             Its:  Chairman and Vice President

                                             "Maker"